Exhibit 4.2
Execution Version

OASIS PETROLEUM INC.,
as Issuer,
OASIS PETROLEUM LLC,
OASIS PETROLEUM NORTH AMERICA LLC,
OASIS PETROLEUM MARKETING LLC
and
OASIS PETROLEUM WELL SERVICES LLC,
as Subsidiary Guarantors,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
FIRST SUPPLEMENTAL INDENTURE
dated as of November 10, 2011
to Senior Indenture
dated as of November 10, 2011
$400,000,000 6.5% Senior Notes due 2021

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	709
	(a)(2)	709
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	708
		710
311	(a)	713
	(b)	713
312	(a)	801
		802
	(b)	802
	(c)	802
313	(a)	803
	(b)	803
	(c)	803
	(d)	803
314	(a)	804
	(a)(4)	201
		1104
	(b)	N.A.
	(c)(1)	202
	(c)(2)	202
	(c)(3)	N.A.
	(d)	N.A.
	(e)	202
315	(a)	701; 703
	(b)	702
	(c)	701
	(d)	701
	(e)	614
316	(a)	201
316	(a)(1)(A)	602
		612
	(a)(1)(B)	613
	(a)(2)	N.A.
	(b)	608
	(c)	204
317	(a)(1)	603
	(a)(2)	604
	(b)	1103
318	(a)	207
N.A. means Not Applicable
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Supplemental Indenture.

i

Page
ARTICLE THIRTEEN
[INTENTIONALLY DELETED]

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Company’s Option to Effect Defeasance or Covenant Defeasance	91
Section 1402. Defeasance and Discharge	91
Section 1403. Covenant Defeasance	92
Section 1404. Conditions to Defeasance or Covenant Defeasance	92
Section 1405. Deposited Money and Government Securities to Be Held in Trust; Miscellaneous Provisions	93
Section 1406. Reinstatement	94

ARTICLE FIFTEEN
[INTENTIONALLY DELETED]

ARTICLE SIXTEEN
SUBSIDIARY GUARANTEES

Section 1601. Unconditional Guarantee	94
Section 1602. Execution and Delivery of Notation of Subsidiary Guarantee	96
Section 1603. Limitation on Subsidiary Guarantors’ Liability	96
Section 1604. Release of Subsidiary Guarantors from Guarantee	96
Section 1605. Subsidiary Guarantor Contribution	97
Section 1606. Subsidiary Guarantors May Consolidate, etc., on Certain Terms	97

ANNEX A

FORM OF NOTE	A-1

ANNEX B

NOTATION OF SUBSIDIARY GUARANTEE	B-1

ANNEX C

FORM OF SUPPLEMENTAL INDENTURE	C-1

     THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 10, 2011, is among OASIS PETROLEUM INC., a Delaware corporation (herein called the “Company”), having its principal office in First City Tower, 1001 Fannin, Suite 1500, Houston, Texas 77002, and OASIS PETROLEUM LLC, a Delaware limited liability company, OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company, OASIS PETROLEUM MARKETING LLC, a Delaware limited liability company, and OASIS PETROLEUM WELL SERVICES LLC, a Delaware limited liability company (together, the “Subsidiary Guarantors”), and U.S. Bank National Association, as Trustee (herein called the “Trustee”) under the indenture, dated as of November 10, 2011, among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture in respect of the Notes, the “Indenture”).
RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS
     The Company and the Subsidiary Guarantors have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series, and the Guarantee by each of the Subsidiary Guarantors of the Securities, as the Base Indenture provides.
     Section 901(7) of the Base Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities (as defined in the Base Indenture), to establish the form or terms of any Security as permitted by Sections 201 and 301 of the Base Indenture.
     Pursuant to Sections 201 and 301 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 6.5% Senior Notes due 2021 in an aggregate principal amount of $400,000,000 (the “Initial Notes”).
     From time to time subsequent to the Issue Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.
     The Company and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.
     This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
     All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary have been done to make the Subsidiary Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Subsidiary Guarantors. All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE ONE
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES
Section 101. Application of This Supplemental Indenture.
     Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 102 below, are expressly and solely for the benefit of the Holders of the Notes and the Subsidiary Guarantees and shall not apply to any other series of Securities that may be issued hereafter under the Base Indenture. The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 301 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.
Section 102. Effect of Supplemental Indenture.
     With respect to the Notes (and any notation of Subsidiary Guarantee endorsed thereon) only, the Base Indenture shall be supplemented and amended pursuant to Section 901 thereof to establish the form and terms of the Notes (and any notation of Subsidiary Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:
(a)	Definitions and Other Provisions of General Application. The definitions and other provisions of general application set forth in Article One of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Two of this Supplemental Indenture;
(b)	Security Forms. Article Two of the Base Indenture is deleted and replaced in its entirety by the provisions of Article Three of this Supplemental Indenture;
(c)	The Securities. The provisions of Article Three of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Four of this Supplemental Indenture;
(d)	Satisfaction and Discharge. The provisions of Article Four of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Five of this Supplemental Indenture;
(e)	Remedies. The provisions of Article Five of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Six of this Supplemental Indenture;
(f)	The Trustee. The provisions of Article Six of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Seven of this Supplemental Indenture;
(g)	Holders’ Lists and Reports by Trustee and Company. The provisions of Article Seven of the Base Indenture are deleted and replaced in their entirety by Article Eight of this Supplemental Indenture;

(h)	Consolidation, Merger, Sale of Assets. The provisions of Article Eight of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Nine of this Supplemental Indenture;
(i)	Supplemental Indentures. The provisions of Article Nine of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Ten of this Supplemental Indenture;
(j)	Covenants. The provisions of Article Ten of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Eleven of this Supplemental Indenture;
(k)	Redemption. The provisions of Article Eleven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Twelve of this Supplemental Indenture;
(l)	Subsidiary Guarantee. The provisions of Article Thirteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Sixteen of this Supplemental Indenture;
(m)	Defeasance and Covenant Defeasance. The provisions of Article Fifteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Fourteen of this Supplemental Indenture; and
(n)	Sinking Fund. The provisions of Article Sixteen of the Base Indenture are deleted in their entirety.
     Articles Thirteen and Fifteen of this Supplemental Indenture are intentionally omitted.
     To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (n) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, but solely with respect to the Notes.
ARTICLE TWO
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 201. Definitions.
     For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, or the Securities Act of 1933, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and references to any Statement of Financial Accounting Standards shall be deemed to include the successor statement or rule adopted by the Financial Accounting Standards Board as part of its Accounting Standards Codification;

     (4) “or” is not exclusive;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
     (8) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative definitions;
     (9) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and
     (10) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     Whenever this Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Indenture. The following Trust Indenture Act terms used in this Supplemental Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder;
     “indenture to be qualified” means the Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes means the Company, any Subsidiary Guarantor or any other obligor on the Securities.
     The following additional terms used in this Supplemental Indenture have the following meanings:
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 204.

     “Additional Assets” means:
     (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;
     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary;
     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or
     (4) Capital Stock of any Restricted Subsidiary; provided that all the Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries shall entitle the Company or such Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Subsidiary upon any of such Capital Stock;
provided, however, that in the case of clauses (2), (3) and (4), such Subsidiary is primarily engaged in a Related Business.
     “Additional Notes” has the meaning indicated in the recitals to this Supplemental Indenture.
     “Adjusted Consolidated Net Tangible Assets” means, with respect to any specified Person or Persons (all of such specified Persons, whether one or more, being referred to in this definition as the “Referent Person”), as of the date of determination (without duplication), the remainder of:
     (1) the sum of:
     (a) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available and giving effect to applicable Oil and Natural Gas Hedging Contracts, as increased by, as of the date of determination, the estimated discounted future net revenues from:
     (i) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report; and
     (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development, exploitation or other activities;

and decreased by, as of the date of determination, the estimated discounted future net revenues from:
     (iii) estimated proved oil and gas reserves reflected in such reserve report produced or disposed of since such year end; and
     (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves reflected in such reserve report since such year end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case described in this clause (a) calculated in accordance with SEC guidelines and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;
     (b) the capitalized costs that are attributable to oil and gas properties of the Referent Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;
     (c) the Net Working Capital of the Referent Person on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and
     (d) the greater of:
     (i) the net book value of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and
     (ii) the appraised value, as estimated by independent appraisers, of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal solely for the purpose of determining this value); minus
     (2) the sum of:
     (a) the net book value of any Capital Stock of a Restricted Subsidiary of the Referent Person that is not owned by the Referent Person or another Restricted Subsidiary of the Referent Person;
     (b) to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets of the Referent Person, any net gas-balancing liabilities of the Referent Person and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;
     (c) to the extent included in (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered by the Referent Person to third parties to fully satisfy the obligations of the Referent Person and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
     (d) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Referent Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
     If the Company changes its method of accounting from the successful efforts or a similar method to the full cost method of accounting, “Adjusted Consolidated Net Tangible Assets” of the Referent Person will continue to be calculated as if the Company were still using the successful efforts or a similar method of accounting.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Affiliate Transaction” has the meaning specified in Section 1116 of this Supplemental Indenture.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a Production Payment or a sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Article Nine and/or Section 1110 of this Supplemental Indenture and not by the provisions of the Asset Sale covenant set forth in Section 1115 of this Supplemental Indenture; and
     (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale of Equity Interests held by the Company or its Subsidiaries in any of its Subsidiaries.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

     (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;
     (4) the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that does not violate Section 1112 of this Supplemental Indenture, including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment;
     (7) the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;
     (8) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;
     (9) the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;
     (10) the creation or perfection of a Lien (but not, except as contemplated in clause (11) below, the sale or other disposition of the properties or assets subject to such Lien);
     (11) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;
     (12) the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
     (13) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
     (14) any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the oil and gas properties that are subject thereto;
     (15) the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves; and
     (16) any trade or exchange by the Company or any Restricted Subsidiary of properties or assets used or useful in a Related Business for other properties or assets used or useful in a Related Business owned or held by another Person (including Capital Stock of a Person engaged in a Related Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve and exchange equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided, further, that any cash received in the transaction must be applied in accordance with Section 1115 as if such transaction were an Asset Sale.
     “Asset Sale Offer” has the meaning set forth in Section 1115 of this Supplemental Indenture.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.
     “Bankruptcy Law” means any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law.
     “Base Indenture” has the meaning specified in the initial paragraph of this Supplemental Indenture.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” will have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the board of directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

     (4) with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Subsidiary Guarantor, the principal financial officer of the Company or a Subsidiary Guarantor, any other authorized officer of the Company or a Subsidiary Guarantor, or a person duly authorized by any of them, in each case as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of the Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company or a Subsidiary Guarantor, as applicable, authorized to take such action by the Board of Directors as evidenced by a Board Resolution.
     “Business Day” means any day other than a Legal Holiday.
     “Calculation Date” has the meaning set forth below in the definition of “Fixed Charge Coverage Ratio.”
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) Government Securities having maturities of not more than one year from the date of acquisition;
     (3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

     (4) certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
     (6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
     (8) deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in the Related Business; provided that all such deposits are made in such accounts in the ordinary course of business.
     “Change of Control” means:
     (1) any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);
     (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;
     (3) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act); or
     (4) the adoption or approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company.
     “Change of Control Offer” has the meaning set forth in Section 1110 of this Supplemental Indenture.
     “Change of Control Payment” has the meaning set forth in Section 1110 of this Supplemental Indenture.

     “Change of Control Payment Date” has the meaning set forth in Section 1110 of this Supplemental Indenture.
     “CINS” means CUSIP International Numbering System.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor or resulting Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor or resulting Person.
     “Company Request” or “Company Order” means, in the case of the Company, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized officer of the Company or any person duly authorized by any of them, and delivered to the Trustee and, in the case of a Guarantor, a written request or order signed in the name of such Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized officer of such Guarantor or any person duly authorized by any of them, and delivered to the Trustee.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (3) exploration and abandonment expense (if applicable) to the extent deducted in calculating Consolidated Net Income; plus
     (4) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
     (5) any interest expense attributable to any Oil and Natural Gas Hedging Contract, to the extent that such interest expense was deducted in computing such Consolidated Net Income; minus
     (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

     (7) the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;
     in each case, on a consolidated basis and determined in accordance with GAAP.
     Notwithstanding the preceding sentence, clauses (1) through (5) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;
     (3) the cumulative effect of a change in accounting principles will be excluded;
     (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;
     (5) any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;
     (6) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133) shall be excluded; and

     (7) to the extent deducted in the calculation of Net Income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness will be excluded.
     “Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in relation to the Indenture shall be principally administered, which office at the date of the execution of this instrument is located at 5555 San Felipe, Suite 1150, Houston, Texas 77056, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).
     “Covenant Defeasance” has the meaning specified in Section 1403.
     “Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).
     “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     “CUSIP” means the Committee on Uniform Securities Identification Procedures.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
     “De Minimis Amount” means a principal amount of Indebtedness that does not exceed $1.0 million.
     “Default” means, with respect to the Notes, any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 407.
     “Defeasance” has the meaning specified in Section 1402.
     “Depositary” means, with respect to Notes issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company or any other clearing agency registered under the Exchange Act that is designated to act as successor Depositary for such Notes.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 1112 of this Supplemental Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Dollar” or “$” means the coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts.
     “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary).

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means (1) an offering for cash by the Company of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to the Company’s common equity capital from any Person.
     “Event of Default” has the meaning specified in Section 601 of this Supplemental Indenture.
     “Excess Proceeds” has the meaning specified in Section 1115 of this Supplemental Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement, the Notes and the Subsidiary Guarantees) in existence on the Issue Date, until such amounts are repaid.
     “Expiration Date” has the meaning specified in Section 204 of this Supplemental Indenture.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.
     “Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.
     “Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period will be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur in the reasonable judgment of the principal accounting officer or Chief Financial Officer of the Company (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Production Payments and Reserve Sales, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations other than that attributable to any Oil and Natural Gas Hedging Contract, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest on Indebtedness of another Person that is Guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus
     (4) all dividends, whether paid or accrued and regardless of whether in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary,
in each case, on a consolidated basis and determined in accordance with GAAP.
     “Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.
     “Funding Guarantor” has the meaning specified in Section 1605 of this Supplemental Indenture.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”), accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of the Notes.
     “Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in Section 302.
     “Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “Guarantee” used as a verb has a correlative meaning.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges and any Oil and Natural Gas Hedging Contracts.
     “Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.
     “Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
     “Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of bankers’ acceptances;
     (4) representing Capital Lease Obligations;
     (5) in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment);
     (6) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or
     (7) representing any Interest Rate and Currency Hedges,
if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of any other Person, of the types described in clauses (1) through (7) above, secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, of the types described above in clauses (1) through (7) above. Furthermore, the amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:
     (1) accrued expenses and trade accounts payable arising in the ordinary course of business;
     (2) except as provided in clause (5) of the first paragraph of this definition, any obligation in respect of any Production Payment and Reserve Sales;
     (3) any obligation in respect of any Farm-In Agreement;
     (4) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;
     (5) oil or natural gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;
     (6) any obligation in respect of any Oil and Natural Gas Hedging Contract;
     (7) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815);
     (8) any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (viii), are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money;
     (9) any Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary;
     (10) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and
     (11) all contracts and other obligations, agreements instruments or arrangements described in clauses (20), (21), (22) and (23) of the definition of “Permitted Liens.”

     “Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
     “Initial Lien” has the meaning specified in Section 1113 of this Supplemental Indenture.
     “Initial Notes” has the meaning specified in the recitals to this Supplemental Indenture.
     “Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.
     “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
     “Interest Rate and Currency Hedges” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.
     “Investment Grade Rating” means a rating equal to or higher than:
     (1) Baa3 (or the equivalent) by Moody’s; or
     (2) BBB- (or the equivalent) by S&P,
or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.
     “Investment Grade Rating Event” means the first day on which (a) the Notes have an Investment Grade Rating from at least two Rating Agencies, (b) no Default with respect to the Notes has occurred and is then continuing under the Indenture and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, advances or capital contributions (excluding endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 1112 of this Supplemental Indenture. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 1112 of this

Supplemental Indenture. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Issue Date” means the first date on which Notes are issued under the Indenture.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.
     “Material Domestic Subsidiary” means any Domestic Restricted Subsidiary having Consolidated Tangible Assets that constitute more than 0.5% of the Company’s Consolidated Tangible Assets.
     “Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends, excluding, however:
     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (including, without limitation, any cash received pursuant to any sale and leaseback transaction) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and
     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under

GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;
     (3) all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and
     (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.
     “Net Working Capital” means (1) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (2) all current liabilities of the Company and its Restricted Subsidiaries, except (a) current liabilities included in Indebtedness, (b) current liabilities associated with asset retirement obligations relating to oil and gas properties and (c) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815).
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;
     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
     (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except for any Equity Interests referred to in clause (1) of this definition.
     “Notes” has the meaning specified in the recitals of this Supplemental Indenture.
     “Notice of Default” means a written notice of the kind specified in Section 601(4) or (5).

     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, as set forth in Section 1601 of this Supplemental Indenture.
     “Offer Amount” has the meaning set forth in Section 1110 of this Supplemental Indenture.
     “Offer Period” has the meaning set forth in Section 1110 of this Supplemental Indenture.
     “Officer” means, in the case of the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer (or, in the absence of any Chief Financial Officer, the principal financial officer), any Vice President, the Treasurer or the Secretary of the Company and, in the case of any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, (or, in the absence of any Chief Financial Officer, the principal financial officer), any Vice President, the Treasurer or the Secretary of such Subsidiary Guarantor.
     “Officers’ Certificate” means, in the case of the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and, in the case of any Guarantor, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Guarantor.
     “Oil and Natural Gas Hedging Contract” means any Hydrocarbon hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in Hydrocarbon prices.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements of Section 202. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.
     “OPNA” means Oasis Petroleum North America LLC, a Delaware limited liability company and a Subsidiary of the Company.
     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof.
     “Outstanding”, when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:
     (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company (if the Company or an Affiliate of the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

     (3) Notes as to which Defeasance has been effected pursuant to Section 1402; and
     (4) Notes which have been paid pursuant to Section 406 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.
     “Payment Default” has the meaning specified in Section 601(6)(a) of this Supplemental Indenture.
     “Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of the Company’s Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:
     (1) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or
     (2) a Person that was merged or consolidated into the Company or a Restricted Subsidiary;
provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,
     (a) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1111 of this Supplemental Indenture, or
     (b) the Fixed Charge Coverage Ratio for the Company would be greater than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.
     “Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Related Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including without limitation:
     (1) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;
     (2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas and other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and
     (3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.
     “Permitted Debt” has the meaning specified in Section 1111, clauses (5) and (7) of this Supplemental Indenture.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary; or
     (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1115 of this Supplemental Indenture;
     (5) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

     (6) Investments represented by Hedging Obligations;
     (7) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;
     (8) loans or advances to employees in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;
     (9) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or any of its Restricted Subsidiaries;
     (10) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (11) surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;
     (12) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;
     (13) Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with Article Nine or Section 1604 (as applicable) of this Supplemental Indenture to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
     (14) Permitted Business Investments;
     (15) Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;
     (16) Investments in any units of any oil and gas royalty trust;
     (17) Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);
     (18) repurchases of or other Investments in the Notes; and
     (19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (a) 3.0% of Adjusted Consolidated Net Tangible Assets or (b) $20.0 million.
     “Permitted Liens” means, with respect to any Person:
     (1) Liens securing Indebtedness incurred under Credit Facilities pursuant to clause (1) of the second paragraph of Section 1111 of this Supplemental Indenture; provided that the aggregate amount of such indebtedness does not exceed the aggregate amount that would be allowed under clause (1) of the second paragraph of Section 1111 of this Supplemental Indenture;
     (2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 1111 of this Supplemental Indenture covering only the assets acquired with or financed by such Indebtedness;
     (3) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (4) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;
     (5) Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;
     (6) Liens in favor of the issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;
     (9) any attachment or judgment Liens not giving rise to an Event of Default;

     (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:
     (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and
     (b) such Liens are created within 180 days of repair, improvement or construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);
     (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:
     (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
     (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
     (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (13) Liens existing on the Issue Date;
     (14) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than those of the Person merged or consolidated with the Company or such Restricted Subsidiary;
     (15) Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor;

     (17) Liens securing the Notes, the Subsidiary Guarantees and other obligations arising under the Indenture;
     (18) Liens securing Permitted Refinancing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;
     (19) Liens in respect of Production Payments and Reserve Sales;
     (20) Liens on pipelines and pipeline facilities that arise by operation of law;
     (21) Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Related Business;
     (22) Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;
     (23) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Related Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation;
     (24) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;
     (25) Liens securing obligations of the Company and its Restricted Subsidiaries under non-speculative Hedging Obligations;
     (26) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;
     (27) Liens securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by the Indenture; and
     (28) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that, at any one time outstanding, do not exceed the greater of (a) $10.0 million and (b) 1.0% of Adjusted Consolidated Net Tangible Assets of the Company.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (1) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (2) constituting an amendment, modification or supplement to or a deferral or renewal of ((1) and (2) above, collectively, a “Refinancing,” and the term “Refinanced” has a corresponding meaning), any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of the Company or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:
     (1) the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and
     (2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.
     Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:
     (1) such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;
     (2) if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the Notes, such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and is contractually subordinated or otherwise junior in right of payment to, the Notes, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and
     (3) such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
     “Place of Payment,” when used with respect to the Notes, means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 1102.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 406 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Prior Issue Date” means February 2, 2011, the date of initial issuance of the Company’s 7.25% Senior Notes due 2019.
     “Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.
     “Production Payments and Reserve Sales” means the grant or transfer by the Company or a Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.
     “Purchase Date” has the meaning set forth in Section 1115 of this Supplemental Indenture.
     “Rating Agency” means each of S&P and Moody’s, or if (and only if) S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, or both, as the case may be.
     “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.
     “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 401.
     “Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, which includes (1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other hydrocarbon properties, and the utilization of the Company’s and its Restricted Subsidiaries’ properties, (2) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (3) any power generation and electrical transmission business, (4) oil field sales and services and related activities, (5) development, purchase and sale of real estate and interests therein, and (6) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (5) of this definition.
     “Reporting Failure” means the failure of the Company to file with the SEC and make available or otherwise deliver to the Trustee and each Holder of Notes, within the time periods specified in Section 1106 of this Supplemental Indenture (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports that the Company may be required to file with the SEC pursuant to such provision.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor division or unit of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Investment” means any Investment other than a Permitted Investment.
     “Restricted Payment” has the meaning specified in Section 1112, clauses (1) through (4) of this Supplemental Indenture.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Base Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 405.
     “Senior Credit Agreement” means the Amended and Restated Credit Agreement dated as of February 26, 2010, as amended by the First through Fifth Amendments thereto, among (1) OPNA, as borrower, (2) the Company and Oasis Petroleum LLC, a Delaware limited liability company and a Subsidiary of the Company, as guarantors, (3) BNP Paribas, as administrative agent and lender, and (4) the lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as further amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced in whole or in part from time to time in one or more agreements or instruments.

“Senior Debt” means:
     (1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;
     (2) the Notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and
     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
     Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:
     (1) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;
     (2) any Indebtedness that is incurred in violation of the Indenture; or
     (3) any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 407.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Debt” means Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     “Subsidiary Guarantee” means any Guarantee of the Notes by any Subsidiary Guarantor in accordance with Article Sixteen of this Supplemental Indenture.
     “Subsidiary Guarantor” means each Restricted Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with the terms of Article Sixteen of this Supplemental Indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of the Indenture.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.
     “Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.
Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.
     “Vice President”, when used with respect to the Company, a Subsidiary Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
Section 202. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of the Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in the Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include,
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 203. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.
Section 204. Acts of Holders; Record Dates.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given, made or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Subsidiary Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Company and, if applicable, the Subsidiary Guarantors, if made in the manner provided in this Section.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the Security Register.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or, if applicable, the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by the Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 206.
     The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 602, (3) any request to institute proceedings referred to in Section 607(2) or (4) any direction referred to in Section 612. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 206.
     With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to each other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 206, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
Section 205. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company or by any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the English language to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, or

     (2) the Company or the Subsidiary Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, addressed to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Subsidiary Guarantors.
Section 206. Notice to Holders; Waiver.
     Where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If notice is mailed to Holders in the manner provided in this Section 206, it is duly given, whether or not the addressee receives it. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 207. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.
Section 208. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 209. Successors and Assigns.
     All covenants and agreements in the Indenture by the Company, the Subsidiary Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.
Section 210. Separability Clause.
     In case any provision in the Indenture (including the Subsidiary Guarantees) or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 211. Benefits of Indenture.
     Nothing in the Indenture (including the Subsidiary Guarantees) or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.
Section 212. Governing Law.
     This Supplemental Indenture, the Indenture, the Notes and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.
Section 213. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity.
Section 214. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 215. No Adverse Interpretation of Other Agreements.
     The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.
Section 216. U.S.A. Patriot Act.
     The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 217. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 218. Waiver of Jury Trial.
     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE INDENTURE.
Section 219. Counterpart Originals.
     The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
ARTICLE THREE
NOTE FORMS
Section 301. Forms Generally.
     The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto, and the notations of Subsidiary Guarantee shall be in substantially the form set forth in Annex B hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.
     The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     The Initial Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the schedule attached to such Global Note or on other records of the Trustee, acting as custodian for the Depositary.
Section 302. Form of Legend for Global Notes.
     Every Global Note authenticated and delivered under the Indenture shall bear a legend in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN

PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ARTICLE FOUR
THE NOTES
Section 401. Title and Terms.
     The Notes shall be entitled the “6.5% Senior Notes due 2021.” The Trustee shall authenticate the Notes to be authenticated and delivered under this Supplemental Indenture on the Issue Date in an aggregate amount equal to $400,000,000, upon delivery of a Company Order. The Trustee shall authenticate Additional Notes thereafter from time to time in unlimited amount for original issue upon receipt of a Company Order (subject to compliance with Section 1111). Any such Company Order shall also specify the date on which the original issue of Notes is to be authenticated and, in relation to any Additional Notes, it shall also specify the principal amount thereof to be issued and shall certify that such issuance is not prohibited by Section 1111.
     The Notes will mature on November 1, 2021. Interest on the Notes will accrue at the rate of 6.5% per annum and will be payable semiannually in cash on each November 1 and May 1, commencing on May 1, 2012 in the case of the Initial Notes, to the Persons who are registered Holders of Notes at the close of business on the October 15 and April 15 immediately preceding the applicable Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.
     The Notes shall be redeemable as provided in Article Twelve and subject to Defeasance and Covenant Defeasance as provided in Article Fourteen. The Notes shall have such other terms as are indicated in Annex A.
Section 402. Denominations.
     The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Section 403. Execution, Authentication, Delivery and Dating.
     The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. If its corporate seal is reproduced thereon, it shall be attested by the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile.
     If the Company elects to reproduce its corporate seal on the Notes, then such seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     At any time and from time to time after the execution and delivery of this Supplemental Indenture and as provided in Section 401, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.
     Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 409, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.
Section 404. Temporary Securities.
     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.
     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.
Section 405. Registration, Registration of Transfer and Exchange.
     The Company shall cause to be kept at the office or agency of the Company in a Place of Payment required by Section 1102 a register (the register maintained in such office or agency being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided, and its Corporate Trust Office is the initial office or agency where the Securities Register will be maintained. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar; provided, however, that there shall be only one Security Register. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency..
     Upon surrender for registration of transfer of any Note at the office of the Security Registrar, Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees that may be required by law or imposed by the Indenture in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 404, 1006, 1110, 1115 or 1208 not involving any transfer.
     If the Notes are to be redeemed in part, the Company shall not be required (1) to register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under Section 1204, or (2) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Notes:
     (1) Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.
     (2) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to discharge its responsibilities properly as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company has not appointed a qualified successor within 90 days, (B) a Default or an Event of Default has occurred and is continuing and the Depositary has notified the Company and the Trustee of its decision to exchange such Global Note for Notes in certificated form or (C) subject to the Depositary’s rules, the Company, at its option, has elected to terminate the book-entry system through the Depositary.

     (3) Subject to clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.
     (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 404, 406, 1006, 1110, 1115 or 1208 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.
     The Depositary for a Global Note may surrender such Global Note in exchange in whole or in part for Notes in definitive registered form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company and the Subsidiary Guarantors shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Notes in definitive registered form, shall authenticate and deliver, without service charge:
     (1) to the Person specified by such Depositary a new Note or Notes, with a notation of the Subsidiary Guarantee executed by the Subsidiary Guarantors, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and
     (2) to such Depositary a new Global Note, with a notation of the Subsidiary Guarantee executed by the Subsidiary Guarantors, in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes authenticated and delivered pursuant to clause (1) above.
Every Person who takes or holds any beneficial interest in a Global Note agrees that:
     (1) the Company, the Subsidiary Guarantors and the Trustee may deal with the Depositary as sole owner of the Global Note and as the authorized representative of such Person;
     (2) such Person’s rights in the Global Note shall be exercised only through the Depositary and shall be limited to those rights established by law and agreement between such Person and the Depositary and/or direct and indirect participants of the Depositary;
     (3) the Depositary and its participants make book-entry transfers of beneficial ownership among, and receive and transmit distributions of the principal of (and premium, if any) and interest on the Global Notes to, such Persons in accordance with their own procedures; and
     (4) none of the Company, the Subsidiary Guarantors, the Trustee, nor any agent of any of them will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 406. Mutilated, Destroyed, Lost and Stolen Notes.
     If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 407. Payment of Interest; Interest Rights Preserved.
     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 206, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor

Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 408. Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 407) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.
Section 409. Cancellation.
     All Notes surrendered for payment, redemption, purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by the Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard provisions or as directed by a Company Order.
Section 410. Computation of Interest.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 411. CUSIP or CINS Numbers.
     The Company in issuing the Securities may use “CUSIP” or “CINS” numbers (if then generally in use, and in addition to the other identification numbers printed on the Securities), and, if so, the Trustee shall use “CUSIP” or “CINS” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such “CUSIP” or “CINS” numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” or “CINS” numbers.

ARTICLE FIVE
SATISFACTION AND DISCHARGE
Section 501. Satisfaction and Discharge of Indenture.
     The Indenture shall cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the expense of the Company upon Company Request, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when
          (1) either
     (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 406 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1103), have been delivered to the Trustee for cancellation; or
     (b) all such Notes not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor in the case of (i), (ii) or (iii) of subclause (b) of this Section 501(1), has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose cash in Dollars, non-callable Government Securities, or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of liens securing such borrowing);
     (3) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;
     (4) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture;

     (5) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at their Stated Maturity or on the Redemption Date, as the case may be; and
     (6) the Company has delivered to the Trustee (i) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (ii) an Opinion of Counsel, stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.
Notwithstanding the satisfaction and discharge of the Indenture in respect of the Notes, the obligations of the Company to the Holders under Sections 405 and 406, the obligations of the Company to the Trustee under Section 707, the obligations of the Trustee to any Authenticating Agent under Section 714 and, if cash or Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 502 and the last paragraph of Section 1103 shall survive.
Section 502. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1103, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 501 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash and Government Securities (including the proceeds thereof) have been deposited with the Trustee.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 501 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 501; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE SIX
REMEDIES
Section 601. Events of Default.
     An “Event of Default”, wherever used herein, means any one of the following events in relation to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
     (2) default in the payment of the principal of or any premium on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

     (3) failure by the Company to comply with its obligations under Article Nine of this Supplemental Indenture or to consummate a purchase of Notes when required pursuant to Section 1110 or Section 1115 of this Supplemental Indenture;
     (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of a written notice (specifying such failure, requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture) from the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes to comply with Section 1111 or Section 1112 of this Supplemental Indenture or to comply with the provisions described under Section 1110 or Section 1115 of this Supplemental Indenture to the extent not described in clause (3) of this Section 601;
     (5) failure by the Company or any of its Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after receipt of a written notice (specifying such failure, requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture) from the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes to comply with any of the other agreements in the Indenture or the Notes;
     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:
     (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”); or
     (b) results in the acceleration of such Indebtedness prior to its maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;
     (7) failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;
     (8) except as permitted by the Indenture, any Subsidiary Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;
     (9) the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

     (a) commences a voluntary case;
     (b) consents to the entry of an order for relief against it in an involuntary case;
     (c) makes a general assignment for the benefit of its creditors; or
     (d) generally is not paying its debts as they become due; or
     (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (a) is for relief against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case; or
     (b) appoints a custodian of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or
     (c) orders the liquidation of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 602. Acceleration of Maturity; Rescission and Annulment.
     In the case of an Event of Default specified in Section 601(9) or 601(10), all then Outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all of the Notes to be due and payable immediately by notice in writing to the Company and, in case of a notice by Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Upon any such declaration, the Notes shall become due and payable immediately.
     At any time after such a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
     (2) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (a) all overdue interest on all the Notes,

     (b) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,
     (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such Notes, and
     (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (3) all Events of Default with respect to the Notes, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 613.
     Notwithstanding the foregoing, if an Event of Default specified in Section 601(6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (1) the Indebtedness that is the subject of such Event of Default has been repaid or (2) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto, and (3) any other existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 603. Collection of Indebtedness and Suits for Enforcement by Trustee.
     If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Subsidiary Guarantors or the Company or any other obligor upon the Notes (and collect in the manner provided by law out of the property of the Subsidiary Guarantors or the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable).
Section 604. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company, the Subsidiary Guarantors or any other obligor upon the Notes, or the property or creditors of the Company or the Subsidiary Guarantors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 707.

     No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
Section 605. Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 606. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 707;
     SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively; and
     THIRD: The remainder, if any, shall be paid to the Subsidiary Guarantors or the Company, as applicable, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
Section 607. Limitation on Suits.
     No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
     (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

     (5) the Holders of a majority in aggregate principal amount of the Outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Section 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in the Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 407) interest on such Notes on the Stated Maturity expressed in such Notes (or, in the case of redemption or offer by the Company to purchase the Notes pursuant to the terms of the Indenture, on the Redemption Date or purchase date, as applicable), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 609. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 610. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 406, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 611. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 612. Control by Holders.
Subject to Section 703(5), the Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that
     (1) the Trustee may refuse to follow any direction that conflicts with any rule of law or with the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 613. Waiver of Past Defaults.
     The Holders of a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences or compliance with any covenant or provision hereof, except a default
     (1) in the payment of the principal of or any premium or interest on the Notes (including any Note which is required to have been purchased by the Company pursuant to an offer to purchase by the Company made pursuant to the terms of the Indenture), or
     (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
     Upon any such waiver with respect to a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 614. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.
Section 615. Waiver of Usury, Stay or Extension Laws.
     Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN
THE TRUSTEE
Section 701. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no implied covenants shall be read into the Indenture against the Trustee, and no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 702. Notice of Defaults.
     Within 90 days after the occurrence of any Default with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes, as their names and addresses appear in the Security Register, notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or any premium or interest with respect to any Note, the Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes; and, provided, further, that (1) in the case of any Default of the character specified in Section 601(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof, and (2) in the case of any Default of the character specified in Section 601(5), no such notice to Holders shall be given until at least 60 days after the occurrence thereof.
Section 703. Certain Rights of Trustee.
     Subject to the provisions of Section 701:
     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Trustee may request that the Company and, if applicable, the Guarantors deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (9) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event that is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture;
     (10) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;
     (11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under the Indenture; and
     (12) anything in the Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
Section 704. Not Responsible for Recitals or Issuance of Notes.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 705. May Hold Notes.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 708 and 713, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 706. Money Held in Trust.
     Money and Government Securities held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
Section 707. Compensation and Reimbursement.
     The Company agrees
     (1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (9) or (10) of Section 601, such expenses and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
     The obligations of the Company and the Subsidiary Guarantors under this Section 707 shall survive the satisfaction and discharge of the Indenture.
     To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 707, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture.
     “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
Section 708. Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act after a Default has occurred and is continuing, the Trustee shall either eliminate such interest within

90 days, apply to the SEC for permission to continue as trustee or resign. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Base Indenture with respect to Securities of more than one series.
Section 709. Corporate Trustee Required; Eligibility.
     There shall at all times be one (and only one) Trustee hereunder with respect to the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 710. Resignation and Removal; Appointment of Successor.
     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.
     The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
     The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
     If at any time:
     (1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Board Resolution may remove the Trustee, or (b) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.
     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall within 60 days appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
     The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 206. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
Section 711. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     Upon request of any such successor Trustee, the Company and the Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 712. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.
Section 714. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 406, and Notes so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Supplemental Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 206 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 707.

     If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the 6.5% Senior Notes due 2021 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, As Trustee
By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE EIGHT
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 801. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (1) semi-annually, not later than each Interest Payment Date for the Notes in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding Regular Record Date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
Section 802. Preservation of Information; Communications to Holders.
     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.
     The rights of Holders to communicate with other Holders with respect to their rights under the Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 803. Reports by Trustee.
     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under the Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange
Section 804. Reports by Company.
     The Company shall comply with the provisions of Trust Indenture Act Section 314(a).
ARTICLE NINE
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 901. Company May Consolidate, Etc., Only on Certain Terms.
     The Company will not (i) consolidate or merge with or into another Person (regardless of whether the Company is the surviving corporation), convert into another form of entity or continue in another jurisdiction; or (ii), directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:
     (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such conversion, consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee; provided that, unless such Person is a corporation, a corporate co-issuer of the Notes will be added to the Indenture by a supplemental indenture reasonably satisfactory to the Trustee;
     (3) immediately after such transaction or transactions, no Default or Event of Default exists;
     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either:
     (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1111 of this Supplemental Indenture; or

     (b) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately before such transaction; and
     (5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Article Nine and that all conditions precedent herein provided for relating to such transaction have been complied with.
     For purposes of this Section 901, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.
     Notwithstanding the restrictions described in Section 901(4), any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to the Company, the Company may merge into a Restricted Subsidiary for the purpose of reincorporating the Company in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to another Restricted Subsidiary.
Section 902. Successor Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 901 of this Supplemental Indenture, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 901.
ARTICLE TEN
SUPPLEMENTAL INDENTURES
Section 1001. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to:
     (1) cure any ambiguity or defect or to correct or supplement any provision herein that may be inconsistent with any other provision herein;
     (2) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and, to the extent applicable, to the Securities;

     (3) provide for uncertificated Notes in addition to or in place of certificated Notes;
     (4) add a Subsidiary Guarantee and cause any Person to become a Subsidiary Guarantor, and/or to evidence the succession of another Person to a Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantee of such Subsidiary Guarantor herein;
     (5) secure the Securities of any series;
     (6) add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be appropriate for the benefit of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;
     (7) make any change to any provision of the Indenture that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the rights or interests of any such Holder;
     (8) provide for the issuance of Additional Notes in accordance with the provisions set forth in this Supplemental Indenture on the date of this Supplemental Indenture;
     (9) add any additional Defaults or Events of Default in respect of all or any series of Securities;
     (10) change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;
     (11) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301, including to reopen any series of any Securities as permitted under Section 301;
     (12) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 711;
     (13) conform the text of the Indenture (and/or any supplemental indenture) or any Securities issued thereunder to any provision of a description of such Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture (and/or any supplemental indenture) or any Securities or Securities Guarantee issued thereunder;
     (14) add a corporate co-issuer in accordance with Section 901; or
     (15) modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute subsequently enacted, and to add to the Indenture such other provisions as may be expressly required under the Trust Indenture Act.
     Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 1003, the Trustee is hereby authorized to join with the Company and any Subsidiary Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage, charge or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Section 1002. Supplemental Indentures With Consent of Holders.
     The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Securities Guarantees and the Securities with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Securities affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and, subject to Section 608 and Section 613, any existing Default or Event of Default or compliance with any provision of the Indenture, the Securities Guarantees or the Securities may be waived with respect to each series of Securities with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 1003, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders of Securities under this Section 1002 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.
     After an amendment, supplement or waiver under this Section 1002 becomes effective, the Company will mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     Subject to Section 608 and Section 613, the application of or compliance with, either generally or in any particular instance, any provision of the Indenture, the Securities or the Securities Guarantees may be waived as to each series of Securities by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 1002 may not (with respect to any Securities held by a non-consenting Holder):
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date therefor);
     (2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment, supplement or waiver;
     (3) modify any of the provisions of Section 608 or Section 613, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause (3) shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 711 and Section 1001(12);
     (4) waive a redemption payment with respect to any Security; provided, however, that any purchase or repurchase of Securities shall not be deemed a redemption of the Securities;
     (5) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture (as supplemented by any supplemental indenture); or
     (6) make any change in the foregoing amendment and waiver provisions.
     A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.
Section 1003. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Section 1004. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 1005. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
Section 1006. Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such new Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes.
Section 1007. Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
ARTICLE ELEVEN
COVENANTS
Section 1101. Payment of Principal, Premium and Interest.
     The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and the Indenture. Principal, premium, if any, and interest will be considered paid on the date due if a Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     The Company will pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 1102. Maintenance of Office or Agency.
     The Company will maintain, in the City and State of New York and in any other Place of Payment, an office or agency where Notes may be presented or surrendered for payment, and it will maintain an office or agency in the United States where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company hereby irrevocably designates as a Place of Payment for the Notes the City and State of New York, and initially appoints U.S. Bank National Association at its corporate trust office in the City of New York, which, at the date hereof, is located at 100 Wall Street, Suite 1600, New York, New York 10005, as the Company’s office or agency in such city where the Notes may be presented or surrendered for payment.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain in the City and State of New York, a Place of Payment for the Notes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 1103. Money for Notes Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, before 11 a.m., New York City time, on each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to 11 a.m., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company or any other obligor upon the Notes in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust;

and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, if there are then outstanding any Notes not in global form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City and State of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1104. Annual Compliance Certificate; Statement by Officers as to Default.
     The Company and the Subsidiary Guarantors shall deliver to the Trustee within 150 days after the end of each fiscal year of the Company ending after the Issue Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Subsidiary Guarantors, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has performed its obligations under the Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     The Company shall, so long as any Note is Outstanding, deliver to the Trustee within five days after becoming aware of the occurrence of any Default or Event of Default, written notice (which need not be an Officers’ Certificate) setting forth the details of such Default or Event of Default, and what action the Company is taking or proposing to take with respect thereto.
Section 1105. Existence.
     Subject to Article Nine, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.
Section 1106. Reports.
     Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are Outstanding, the Company will file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case the Company will comply with the requirements described in the next following paragraph of this Section 1106):
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K under the Exchange Act if the Company were required to file such reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K under the Exchange Act if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.
     If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the first paragraph of this Section 1106 with the SEC within the time periods specified in the first paragraph of this Section 1106 unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the first paragraph of this Section 1106 on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs of this Section 1106 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
Section 1107. Payment of Taxes.
     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 1108. [Reserved].
Section 1109. [Reserved].
Section 1110. Repurchase of Notes Upon a Change of Control.
     If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section 1110. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 1110 and that all Notes tendered will be accepted for payment;
     (2) the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;
     (3) that any Note not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with Section 1110, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 1110 by virtue of such compliance.
     On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment.
     The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Notwithstanding anything to the contrary in this Section 1110, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in this Section 1110 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
     A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and cancelled, at the Company’s option. Notes purchased by a third party pursuant to the sixth paragraph of this Section 1110 will have the status of Notes issued and Outstanding.
     In the event that Holders of at least 90% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer, in lieu of the Company, as described in the sixth paragraph of this Section 1110) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the Notes that remain Outstanding at a Redemption Price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain Outstanding, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
Section 1111. Incurrence of Indebtedness and Issuance of Preferred Stock.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur;” with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if (i) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) no Default would occur as a consequence of, and no Event of Default would be continuing following, the incurrence of the Indebtedness or the transactions relating to such incurrence, including any related application of the proceeds thereof.
     Notwithstanding the foregoing, the preceding paragraph of this Section 1111 will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or preferred stock described in clauses (5) and (7) of this paragraph (collectively, “Permitted Debt”):
     (1) the incurrence by the Company and any Subsidiary Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $200.0 million and (b) the sum of $100.0 million plus an amount equal to 25.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;
     (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;
     (3) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the Issue Date;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $15.0 million and (b) 2.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness;
     (5) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by the Indenture to be incurred or issued under the first paragraph of this Section 1111 or clause (2), (3), (4), (10), (14) or (15) of this paragraph or this clause (5);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:
     (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and
     (b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
     (8) the incurrence of obligations of the Company or a Restricted Subsidiary pursuant to Interest Rate and Currency Hedges, in each case entered into in the ordinary course of business for the non-speculative purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;
     (9) the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 1111; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;
     (10) the incurrence by the Company or any Restricted Subsidiary of Permitted Acquisition Indebtedness;
     (11) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
     (12) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;
     (13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;
     (14) the incurrence by any Foreign Subsidiary of Indebtedness that, in the aggregate together with all other Indebtedness of all Foreign Subsidiaries (including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (14)), does not exceed the greater of (a) 20.0% of the Adjusted Consolidated Net Tangible Assets of all Foreign Subsidiaries, considered as a consolidated enterprise, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (b) $25.0 million; and
     (15) the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness in an aggregate principal amount that, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (1) through (14) above or the first paragraph of this Section 1111) and any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (15) does not exceed the greater of (a) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (b) $35.0 million.

     The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
     For purposes of determining compliance with this Section 1111, (a) in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of the second paragraph of this Section 1111, or is entitled to be incurred or issued pursuant to the first paragraph of Section 1111, the Company will be permitted to divide and classify such item on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this Section 1111 and (b) all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed incurred on the Issue Date under clause (1) of the second paragraph of this Section 1111. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class will be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 1111; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.
     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 1111, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 1111 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
Section 1112. Restricted Payments.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent company of the Company;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the Stated Maturity thereof (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (b) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or
     (4) make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1111; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Prior Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (12) of the next succeeding paragraph of this Section 1112), is equal to or less than the sum, without duplication, of:
     (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the most recent fiscal quarter commencing before the Prior Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (b) 100% of (i)(A) the aggregate net cash proceeds and (B) the Fair Market Value of (x) marketable securities (other than marketable securities of the Company or an Affiliate of the Company), (y) Capital Stock of a Person (other than the Company or an Affiliate of the Company) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by the Company since the Prior Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), (ii) with respect to Indebtedness that is incurred on or after the Prior Issue Date, the amount by which such Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange after the Prior Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock), and (iii) the aggregate net cash proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (i) or (ii) above; plus
     (c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Prior Issue Date, an amount equal to the sum, without duplication, of (i) the net reduction in such Restricted Investments in any Person resulting from (A) repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (B) other repurchases, repayments or redemptions of such Restricted Investments, (C) the sale of any such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company or (D) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (ii) with respect to any Unrestricted Subsidiary designated as such after the Prior Issue Date that is redesignated as a Restricted Subsidiary after the Prior Issue Date, the lesser of (A) the Fair Market Value of the Company’s Investment in such Subsidiary held by the Company or any of its Restricted Subsidiaries at the time of such redesignation and (B) the aggregate amount of Investments made by the Company or any of its Restricted Subsidiaries in such Subsidiary upon or after the designation of such Subsidiary as an Unrestricted Subsidiary and prior to the redesignation of such Subsidiary as a Restricted Subsidiary; plus
     (d) 100% of any dividends received by the Company or a Restricted Subsidiary after the Prior Issue Date from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.
     The preceding paragraph of this Section 1112 will not prohibit:
     (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the immediately preceding paragraph of this Section 1112 and clause (7) of this paragraph of Section 1112;

     (3) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
     (4) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s or any of its Restricted Subsidiaries’ current or former directors or employees in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy the Company’s or such Restricted Subsidiary’s tax withholding obligation with respect to such exercise or vesting;
     (5) purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;
     (6) payments to fund the purchase, redemption or other acquisition or retirement for value by the Company of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by the Indenture;
     (7) as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s or any of its Restricted Subsidiaries’ current or former directors or employees; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $20.0 million, plus (b) the aggregate amount of cash proceeds received by the Company from the sale of the Company’s Equity Interests (other than Disqualified Stock) to any such directors or employees that occurs after the Prior Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement will be excluded from clause (3)(b) the immediately preceding paragraph of this Section 1112 and clause (2) of this paragraph plus (c) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Prior Issue Date;
     (8) as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of any Restricted Subsidiary issued on or after the Prior Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1111;
     (9) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;
     (10) purchases of Subordinated Debt at a purchase price not greater than (a) 101% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (b) 100% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of an Asset Sale in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if:

     (a) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 1110; or
     (b) in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations under Section 1115;
     (11) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with Article Nine; and
     (12) other Restricted Payments since the Prior Issue Date in an aggregate amount at any time outstanding not to exceed $25.0 million.
     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value, on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except the Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be determined as of such date. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. For purposes of determining compliance with this Section 1112, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) of the immediately preceding paragraph of this Section 1112 or is entitled to be made pursuant to the first paragraph of this Section 1112, the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this Section 1112.
Section 1113. Limitation on Liens.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Subsidiaries of the Company and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Subordinated Debt or other Indebtedness, unless:
     (1) in the case of Liens securing Subordinated Debt of the Company or a Subsidiary Guarantor, the Notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the Notes or such Subsidiary Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and
     (2) in the case of Liens securing other Indebtedness of the Company or a Subsidiary Guarantor, the Notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.
     Any Lien securing the Notes or Subsidiary Guarantees created pursuant to the preceding paragraph of this Section 1113 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

Section 1114. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     However, the preceding restrictions in the first paragraph of this Section 1114 will not apply to encumbrances or restrictions existing under, by reason of or with respect to:
     (1) the Senior Credit Agreement, any Existing Indebtedness, Capital Stock or any other agreements or instruments, in each case, in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;
     (2) the Indenture, the Notes and the Subsidiary Guarantees;
     (3) applicable law, rule, regulation, order, approval, permit or similar restriction;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;
     (5) customary non-assignment provisions in contracts, leases and licenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business;

     (6) any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;
     (7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (8) Liens permitted to be incurred under the provisions of Section 1113 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (9) the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to Section 1111 and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);
     (10) other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 1111; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, than the provisions contained in the Senior Credit Agreement as in effect on the Issue Date;
     (11) Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect the Company’s ability to pay all principal, interest and premium, if any, on the Notes, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company;
     (12) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
     (13) Hedging Obligations permitted from time to time under the Indenture;
     (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
     (15) with respect only to encumbrances or restrictions of the type referred to in clause (3) of the first paragraph of this Section 1114:
     (a) customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in oil and gas properties to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

     (b) provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock of, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business, or (ii) with the approval of the Company’s Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements; and
     (c) Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments.
Section 1115. Asset Sales.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the aggregate consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary (considered together on a cumulative basis, with all consideration received by the Company or any of its Restricted Subsidiaries in respect of other Asset Sales consummated since the Issue Date), is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
     (a) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement (or other legal documentation with the same effect) that includes a full release of the Company or such Restricted Subsidiary from any and all liability therefor;
     (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after the date of the Asset Sale, to the extent of the cash received in that conversion; and
     (c) any Capital Stock or assets of the kind referred to in clause (2) of the third paragraph of this Section 1115.
     Notwithstanding the foregoing, the 75% limitation referred to in clause (2) of the first paragraph of this Section 1115 shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with clause (2) of the first paragraph of this Section 1115 on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
     Within 365 days after the receipt of any Net Proceeds from an Asset Sale or, if the Company has entered into a binding commitment or commitments with respect to any of the actions described in clauses

(2) or (3) below, within the later of (a) 365 days after the receipt of any Net Proceeds from an Asset Sale or (b) 120 days after the entering into of such commitment or commitments, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
     (1) to permanently repay Senior Debt;
     (2) to invest in Additional Assets; or
     (3) to make capital expenditures in respect of a Related Business of the Company or any of its Restricted Subsidiaries.
     However, pending application or investment of such Net Proceeds as provided in clauses (1) through (3) of the immediately preceding paragraph, such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (3) above will constitute “Excess Proceeds.”
     Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 1115 with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will use the Excess Proceeds to purchase the Notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by Sections 901 and/or 1110 of this Supplemental Indenture, as applicable, and not by this Section 1115.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1115, or compliance with this Section 1115 would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1115 by virtue of such compliance.
     In the event that, pursuant to this Section 1115, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below:
     (1) The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 1115. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all

Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     (2) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     (3) Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (a) that the Asset Sale Offer is being made pursuant to this Section 1115 and the length of time the Asset Sale Offer will remain open;
     (b) the Offer Amount, the purchase price and the Purchase Date;
     (c) that any Note not tendered or accepted for payment will continue to accrue interest;
     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 only;
     (f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;
     (g) that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (h) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess of $2,000, will be purchased); and

     (i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
     (4) On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1115. The Company, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
Section 1116. Transactions with Affiliates.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and
     (2) the Company delivers to the Trustee:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a Board Resolution of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 1116 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph of this Section 1116:

     (1) any employment, consulting or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;
     (2) transactions between or among the Company and/or its Restricted Subsidiaries;
     (3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;
     (4) reasonable fees and expenses and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries;
     (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, Affiliates of the Company;
     (6) Restricted Payments that do not violate Section 1112 or any Permitted Investments;
     (7) loans or advances to employees in the ordinary course of business or consistent with past practice;
     (8) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;
     (9) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries was a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially and adversely affect the rights of any Holders of the Notes (as determined in good faith by the Board of Directors of the Company) as compared to the terms of the agreements in effect on the Issue Date;
     (10) (a) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (b) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;
     (11) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company of the Company, as the case may be, on any matter involving such other Person; and
     (12) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company.
Section 1117. Subsidiary Guarantees.
     If, after the Issue Date, (1) any Material Domestic Subsidiary that is not already a Subsidiary Guarantor incurs any Indebtedness in excess of a De Minimis Amount, or issues any preferred stock or (2) any Domestic Restricted Subsidiary incurs any Indebtedness whatsoever in respect of obligations under the Senior Credit Agreement, then such Subsidiary (referred to in clause (1) or (2) of this sentence) will become a Subsidiary Guarantor by executing and delivering a supplemental indenture, substantially in the form provided for in Annex C of this Supplemental Indenture, to the Trustee within 30 days of the date on which it incurred such Indebtedness or issued such preferred stock (in each case, referred to in clause (1) or (2) of this sentence). Such supplemental indenture shall be accompanied by an Opinion of Counsel to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Restricted Subsidiary and constitutes a valid and binding agreement of such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).
     The Subsidiary Guarantee of a Subsidiary Guarantor will be released upon request of the Subsidiary Guarantor at such time as such Subsidiary Guarantor is not liable for any Indebtedness and has no preferred stock outstanding, as long as at the time of such release (1) no Default or Event of Default has occurred and is continuing, (2) the Subsidiary Guarantor is not an obligor party to any undrawn Credit Facility or any Credit Facility under which letters of credit are outstanding or any instrument governing the terms of undrawn Indebtedness or any Guarantee thereof and (3) the Subsidiary Guarantor has not been liable under any Indebtedness whatsoever during the immediately preceding 181 consecutive days.
Section 1118. Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the applicable Restricted Subsidiary meets the definition of an Unrestricted Subsidiary and if such Investment would be permitted at that time, either pursuant to (1) Section 1112 or (2) the definition of Permitted Investment.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 1112. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of “Unrestricted Subsidiary” set forth in Section 201 of this Supplemental Indenture, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1111, the Company will be in Default of the covenant in Section 1111.
     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 1111, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Section 1119. Termination of Certain Covenants.
     From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries shall no longer be subject to clause (4) of Section 901 and Sections 1111, 1112, 1114, 1115 and 1116 of this Supplemental Indenture. Furthermore, after an Investment Grade Rating Event, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries.
ARTICLE TWELVE
REDEMPTION OF NOTES
Section 1201. Applicability of Article.
     The Notes shall be redeemable at the election of the Company in accordance with their terms and in accordance with this Article Twelve.
Section 1202. Election to Redeem; Notice to Trustee.
     In case of any redemption of less than all Notes, the Company shall, at least five Business Days prior to the giving of notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes (1) prior to the expiration of any restriction on such redemption provided in the terms of the Notes or elsewhere in the Indenture or (2) pursuant to an election of the Company that is subject to a condition specified in the terms of the Notes or elsewhere in the Indenture, the Company shall furnish the Trustee, prior to giving notice of such redemption, with an Officers’ Certificate evidencing compliance with such restriction or condition.
Section 1203. Optional Redemption.
     At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, at any time or from time to time, at the applicable Redemption Prices determined as set forth in the form of Note attached as Annex A hereto, in accordance with the terms set forth in the Notes, and in accordance with this Article Twelve.
Section 1204. Selection by Trustee of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the Holders of the Notes on a pro rata basis (or, in the case of Global Notes, the Trustee will select the Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), unless otherwise required by law or applicable securities exchange requirements.
     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire Outstanding amount of Notes held by such Holder, even if less than $2,000 and/or a non-multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 1205. Notice of Redemption.
     Subject to the final paragraph of this Section 1205, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided, however, that (notwithstanding the foregoing) notices of redemption may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Defeasance or Covenant Defeasance of the Notes or the satisfaction and discharge of this Indenture.
     The notice shall identify the Notes to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived;
     (6) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;
     (8) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, if any, listed in such notice or printed on the Notes; and
     (9) any conditions that must be satisfied prior to the Company becoming obligated to consummate such redemption.
     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days prior to mailing of notice of the redemption (or such shorter period of time as may be acceptable to the Trustee), a Company Request that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Notwithstanding the preceding provisions of this Section 1205, notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.

Section 1206. Deposit of Redemption Price.
     Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.
Section 1207. Notes Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 407.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.
Section 1208. Notes Redeemed in Part.
     Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE THIRTEEN
[INTENTIONALLY DELETED]
ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE
Section 1401. Company’s Option to Effect Defeasance or Covenant Defeasance.
     The Company may elect, at its option at any time, to have Section 1402 or Section 1403 applied to the Notes, upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced in a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee.
Section 1402. Defeasance and Discharge.
     Upon the Company’s exercise of its option to have this Section applied to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due; (2) the Company’s obligations with respect to such Notes under Sections 404, 405, 406, 1102 and 1103 and its obligations under Section 314(a) of the Trust Indenture Act; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and (4) this Article. If the Company exercises its defeasance option pursuant to this Section 1402, the Subsidiary Guarantees will terminate with respect to the Notes, and payment of the Notes may not be accelerated pursuant to Section 602 because of an Event of Default. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to any Notes notwithstanding the prior exercise of its option to have Section 1403 applied to such Notes.
Section 1403. Covenant Defeasance.
     Upon the Company’s exercise of its option to have this Section applied to the Notes, (1) the Company shall be released from its obligations under Section 901(4), Section 1106, Sections 1110 through 1118, inclusive; (2) the occurrence of any event specified in Sections 601(3) (with respect only to the obligation under Section 901(4)), 601(4), 601(5), 601(6), 601(7), 601(9) (with respect only to Significant Subsidiaries) or 601(10) (with respect only to Significant Subsidiaries), shall be deemed not to be or to result in an Event of Default and (3) the Subsidiary Guarantees shall be automatically released, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of the Indenture and such Notes shall be unaffected thereby.
Section 1404. Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to the application of Section 1402 or Section 1403 to any Notes:
     (1) the Company must irrevocably deposit with the Trustee (or another trustee that satisfies the requirements of Section 709 and agrees to comply with the provisions of this Article Fourteen applicable to it), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, nationally recognized appraisal firm, or nationally recognized firm of independent public accountants to pay the principal of, or interest and premium, if any, on the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;
     (2) in the case of an election under Section 1402 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

     (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;
     (3) in the case of an election under Section 1403 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);
     (5) such Defeasance or Covenant Defeasance and the related deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;
     (7) the Company must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this Section 1404 have been complied with; and
     (8) the Company must deliver to the Trustee an Opinion of Counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 1404 have been complied with.
Section 1405. Deposited Money and Government Securities to Be Held in Trust; Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 1103, all money and Government Securities (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1404 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1404(1)), are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.
Section 1406. Reinstatement.
     If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture and such Notes from which the Company has been discharged or released pursuant to Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.
ARTICLE FIFTEEN
[INTENTIONALLY DELETED]
ARTICLE SIXTEEN
SUBSIDIARY GUARANTEES
Section 1601. Unconditional Guarantee.
     For value received, each of the Subsidiary Guarantors hereby fully and unconditionally guarantees (the “Subsidiary Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company (collectively, the “Obligations”), when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture, subject to the limitations set forth in Section 1603.
     Failing payment when due of any amount guaranteed pursuant to its Subsidiary Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all debt of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Subsidiary Guarantee of any other Subsidiary Guarantor or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Subsidiary

Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 607, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Subsidiary Guarantor to enforce its Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor.
     The obligations of each of the Subsidiary Guarantors under this Article shall be as aforesaid full and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (1) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the other Subsidiary Guarantors contained in the Notes or the Indenture, (2) any impairment, modification, release or limitation of the liability of the Company, any of the other Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, or other statute or from the decision of any court, (3) the assertion or exercise by the Company, any of the other Subsidiary Guarantors or the Trustee of any rights or remedies under the Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (4) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the other Subsidiary Guarantors under the Indenture, (5) the extension of the time for payment by the Company or any of the other Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or the Indenture or of the time for performance by the Company or any of the other Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (6) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the other Subsidiary Guarantors set forth in the Indenture, (7) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the other Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Subsidiary Guarantee or the Indenture in any such proceeding, (8) the release or discharge of the Company or any of the other Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (9) the unenforceability of the Notes or the Indenture or (10) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Subsidiary Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.
     Each of the Subsidiary Guarantors hereby (1) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Subsidiary Guarantors, and all demands whatsoever, (2) acknowledges that any agreement, instrument or document evidencing its Subsidiary Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Subsidiary Guarantee without notice to it and (3) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Subsidiary Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Subsidiary Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiary Guarantors, the Subsidiary Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
     Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of the Indenture, provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Subsidiary Guarantees shall have been paid in full or discharged.
Section 1602. Execution and Delivery of Notation of Subsidiary Guarantee.
     To further evidence its Subsidiary Guarantee set forth in Section 1601, each of the Subsidiary Guarantors hereby agrees that a notation relating to such Subsidiary Guarantee, substantially in the form attached hereto as Annex B, shall be endorsed on each Note entitled to the benefits of the Subsidiary Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of such Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, an Officer of the general partner of each Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby agrees that the Subsidiary Guarantee set forth in Section 1601 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to its Subsidiary Guarantee. If any Officer of the Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, any Officer of the general partner of the Subsidiary Guarantor, whose signature is on the Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, the Subsidiary Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in the Indenture on behalf of the Subsidiary Guarantors.
Section 1603. Limitation on Subsidiary Guarantors’ Liability.
     Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Subsidiary Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or State law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of the Subsidiary Guarantees and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or State law.
Section 1604. Release of Subsidiary Guarantors from Guarantee.
     Each Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee as set forth in the second paragraph of Section 1117, and the Subsidiary Guarantee of a Subsidiary Guarantor will also be released immediately:
     (1) upon any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 1115;

     (2) upon any sale or other disposition of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 1115 and such Subsidiary Guarantor no longer qualifies as a Subsidiary of the Company as a result of such disposition;
     (3) upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 1118;
     (4) upon Defeasance or Covenant Defeasance in accordance with Article Fourteen or satisfaction and discharge of the Indenture in accordance with Article Five; or
     (5) upon the liquidation or dissolution of such Subsidiary Guarantor, provided that no Default or Event of Default occurs as a result thereof or shall have occurred and is continuing.
     The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Subsidiary Guarantee upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel the Subsidiary Guarantor is entitled to such release in accordance with the provisions of the Indenture.
     Any Subsidiary Guarantor not released in accordance with the provisions of the Indenture will remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article Sixteen, subject to the limitations of Section 1603.
Section 1605. Subsidiary Guarantor Contribution.
     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s Obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee.
Section 1606. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
     A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (2) either:
     (a) (i) such Subsidiary Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Indenture

     (including its Subsidiary Guarantee), on the terms set forth herein, pursuant to a supplemental indenture satisfactory to the Trustee; or
          (b) such transaction does not violate the provisions of Section 1115.
     In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee of such Subsidiary Guarantor and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantee notations to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by such Subsidiary Guarantor and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
_____________________
     The Trustee hereby accepts the trusts in the Indenture upon the terms and conditions herein set forth.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

OASIS PETROLEUM INC.
By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President and Chief Executive Officer

OASIS PETROLEUM LLC OASIS PETROLEUM NORTH AMERICA LLC OASIS PETROLEUM MARKETING LLC OASIS PETROLEUM WELL SERVICES LLC
By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven Finklea
Steven Finklea
Vice President

ANNEX A

CUSIP 674215AD0
ISIN US674215AD08
[Form of Face of Note]
[If a Global Note, insert the Global Note Legend.]
OASIS PETROLEUM INC.
6.5% Senior Note due 2021

No.	$
     Oasis Petroleum Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of ________ Dollars on November 1, 2021 [if this Note is a Global Note, insert — or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto].
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its undersigned officer.

OASIS PETROLEUM INC.
By:

Trustee’s Certificate of Authentication
     This is one of the 6.5% Senior Notes due 2021 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, As Trustee
By:
Authorized Signatory

Dated:

[Form of Reverse of Note]
6.5% Senior Note due 2021
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. To the extent that any of the terms and provisions of this Note conflict with the express provisions of the Indenture, the terms and provisions of the Indenture shall govern and be controlling.
     (1) INTEREST. Interest on the Notes will accrue at the rate of 6.5% per annum and will be payable semi-annually in arrears on May 1 and November 1, beginning on May 1, 2012. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. The Company will pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 407 of the Indenture with respect to Defaulted Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, due at Maturity. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in the City and State of New York, which, at the Issue Date, is the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) PAYING AGENT AND SECURITY REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company may act in any such capacity.
     (4) INDENTURE. The Notes are a series of Securities issued by the Company under an Indenture, dated as of November 10, 2011, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of November 10, 2011, by and among the Company, the Subsidiary Guarantors parties thereto and the Trustee (the “Supplemental Indenture”), and designated as the “6.5% Senior Notes due 2021.” The Original Indenture, as amended and supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes or any other series of Securities that may be issued thereunder.
     (5) OPTIONAL REDEMPTION. Except as described below, the Notes are not redeemable until November 1, 2016. On and after November 1, 2016, the Company may redeem all or a part of the Notes, from time to time, at the following Redemption Prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2016	103.250%
2017	102.167%
2018	101.083%
2019 and thereafter	100.000%
     At any time or from time to time prior to November 1, 2016, the Company may also redeem all or a part of the Notes, at a Redemption Price equal to the Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
     “Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:
     (1) 100% of the principal amount of such Notes; and
     (2) the sum of the present values of (a) the Redemption Price of such Notes at November 1, 2016 (as set forth above) and (b) the remaining scheduled payments of interest from the Redemption Date to November 1, 2016 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;
plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes, if any, to the Redemption Date.
     “Comparable Treasury Issue” means, with respect to Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to November 1, 2016, that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Independent Investment Banker” means J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BNP Paribas Corp. or one of their respective successors, or, if such firms or their respective successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BNP Paribas Corp. and a Primary Treasury Dealer designated by Wells Fargo Securities, LLC and two additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.
     Prior to November 1, 2014, the Company may on any one or more occasions redeem up to 35% of the principal amount of the Notes, with all or a portion of the net cash proceeds of one or more Equity Offerings at a Redemption Price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that:
     (1) at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains Outstanding after each such redemption; and
     (2) the redemption occurs within 180 days after the closing of such Equity Offering.
     Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.
     In the event that Holders of at least 90% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer, in lieu of the Company, as described in the sixth paragraph of Section 1110 of the Supplemental Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the Notes that remain Outstanding at a Redemption Price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain Outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
     If a Change of Control occurs at any time on or prior to January 1, 2013, the Company may, at its option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 110.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company elects to exercise this redemption right, it must do so by mailing a redemption notice to each Holder with a copy to the Trustee within 60 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control. If the Company exercises this Change of Control redemption right, it may elect not to make the Change of Control Offer required by Section 1110 of the Supplemental Indenture, unless it defaults in payments due upon redemption.
     Unless the Company defaults in the payment of the Redemption Price, interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
     (6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes pursuant to Section 1110 or 1115 of the Supplemental Indenture.
     (7) REPURCHASE AT THE OPTION OF HOLDER.
     (a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess $2,000) of each Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 1115 of the Supplemental Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain unapplied after the consummation of an Asset Sale Offer, the Company (or any Restricted Subsidiary) may use the Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will use the Excess Proceeds to purchase the Notes and such other pari passu Indebtedness on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive notice of an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.
     (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of its Notes, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the rights or interests of any such Holder.
     (12) DEFAULTS AND REMEDIES. In the case of an Event of Default arising from events of bankruptcy or insolvency specified in clause (9) or (10) of Section 601 of the Supplemental Indenture, all Outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Company is required to deliver to the Trustee annually an Officers’ Certificate regarding the compliance with the Indenture, and the Company is required, within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default. The Holders of a majority in aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all of the Notes waive any past default and its consequences under the Indenture, except a default in the payment of interest or any premium on, or the principal of, the Notes and except as provided in Section 613(2) of the Supplemental Indenture. The Holders of a majority in aggregate principal amount of the then Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, or that may involve the Trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
     (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and CINS numbers to be printed on the Notes, and the Trustee may use CUSIP and CINS numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

     (18) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THE INDENTURE AND THIS NOTE.
     The Company will furnish to any Holder upon written request and without charge a copy of the Original Indenture and the Supplemental Indenture. Requests may be made to:
Oasis Petroleum Inc.
First City Tower
1001 Fannin, Suite 1500
Houston, Texas 77002
Attention: General Counsel

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ___________________________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* _______________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 1110 or Section 1115 of the Indenture, check the appropriate box below:
☐    Section 1110    ☐      Section 1115
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1110 or Section 1115 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: __________________

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*
     The following exchanges of a part of this Global Note for other Notes have been made:

			Principal Amount of	Signature of
			this Global Note	authorized
	Amount of decrease	Amount of increase	following such	signatory of
	in Principal Amount	in Principal Amount	decrease (or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

ANNEX B
NOTATION OF SUBSIDIARY GUARANTEE
     Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture (as defined below)), has fully and unconditionally guaranteed, to the extent set forth in Article Sixteen of the First Supplemental Indenture dated as of November 10, 2011, by and among Oasis Petroleum Inc., as issuer, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”) to the Indenture, dated as of November 10, 2011 among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and as supplemented by the Supplemental Indenture, the “Indenture”), and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.
     The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Sixteen of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and the conditions upon which it may be released.
     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this notation to be duly executed.

[Name of Subsidiary Guarantor(s)]
By:
Name:
Title:

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ANNEX C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among [Name of Future Subsidiary Guarantor] (the “New Subsidiary Guarantor”), a subsidiary of Oasis Petroleum Inc., a Delaware corporation [or its permitted successor] (the “Company”), the existing Subsidiary Guarantors (as defined in the Indenture referred to herein), the Company, and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantor and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors”, or individually as a “Subsidiary Guarantor.”
W I T N E S S E T H
     WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of November 10, 2011, and a First Supplemental Indenture (herein so called) dated as of November 10, 2011 relating to the 6.5% Senior Notes due 2021 (the “Securities”) of the Company;
     WHEREAS, Section 1117 of the First Supplemental Indenture obligates the Company to cause certain Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and
     WHEREAS, pursuant to Section 1001 of the First Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
     NOW THEREFORE, to comply with the provisions of the First Supplemental Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the First Supplemental Indenture.
     2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the First Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the First Supplemental Indenture and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.
     3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
     4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

C-1

This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

C-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: _______________, 20__

[NEW SUBSIDIARY GUARANTOR]
By:
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]
By:
Name:
Title:

Oasis Petroleum Inc.
By:
Name:
Title:

U.S. Bank National Association, as Trustee
By:
Authorized Signatory

C-3